Amarin Pharma, Inc.

440 Route 22, Suite 300

Bridgewater, NJ 08807

(908)719-1315

Exhibit 10.5

June 6, 2022 (Revised)

Mr. Michael W. Kalb

24 Lucille Lane

Dix Hills, NY 11746

Re: Transition and Separation Agreement

Dear Mike:

This follows up on our recent discussions regarding your employment at Amarin Corporation, plc. (the "Company"). Per those discussions, you and the Company have agreed that your employment with the Company will end after a transition period, unless sooner terminated in accordance with the terms set forth below. We appreciate your service and contributions and wish to make this transition as smooth as possible. This letter sets forth the terms of a Transition and Separation Agreement (the "Agreement") that the Company is offering to you to assist in your employment transition. As you know, you are an “Eligible Executive” under the Amarin Corporation plc Executive Severance and Change of Control Plan effective as of January 28, 2021 (the “Plan”). If you enter into, do not revoke and comply with this Agreement (including, without limitation, the Conditions set forth below), then the Company will treat the ending of your employment as a termination by the Company without Cause outside of the Change of Control Period (as such terms are defined in the Plan) under Section 3 of the Plan. This Agreement is the “separation agreement and release” described in Section 3 of the Plan. The terms and conditions under this Agreement shall be in lieu of, and not in addition to, the payments and benefits set forth in any other plan or agreement and shall be subject to approval by the Board of Directors.

1.
Date of Termination

(a) You and the Company have agreed that pursuant to this Agreement your employment with the Company will end on August 1, 2022 unless it is terminated on an earlier date by you (because you resign) or by the Company with Cause (as Cause is defined in the Plan). For purposes of this Agreement, the last actual day of your employment, whether it is August 1, 2022 or an earlier date, shall be referred to in this document as the “Date of Termination.” The time period between June 2, 2022 and the Date of Termination shall be referred to herein as the “Transition Period.” If you secure alternative employment or you begin performing consulting services for another person or entity prior to August 1, 2022, you must notify the Company of such arrangement and you must resign from your employment effective immediately.

(b) Regardless of whether you enter into this Agreement, the Company will provide you with the following “Accrued Obligations” in connection with the ending of your employment: (i) your base salary through the Date of Termination, (ii) an amount equal to the value of your 17 accrued unused paid time off days through the date of this letter, and (iii) the amount of any business expenses properly incurred by you on behalf of the Company prior to the

This communication and the information it contains are intended for the person(s) or organization(s) named above and for no other person or organization and may be confidential and protected by law. Unauthorized use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Pharma, Inc.

Amarin Pharma, Inc.

440 Route 22, Suite 300

Bridgewater, NJ 08807

(908)719-1315

Date of Termination and not yet reimbursed, if any. You agree that, on or before the Date of Termination, you will submit your final documented expense reimbursement statement reflecting all unreimbursed business expenses. Your eligibility to participate in the Company’s group health plans ceases on the last day of the month in which the Date of Termination occurs in accordance with the terms and conditions of those plans.

(c) As a senior member reporting to the CEO for greater than 5 years, you may elect to continue your existing medical benefits under such plans in accordance with Amarin’s “retiree class”. Dental, vision and FSA benefits are available and subject to the law known as COBRA. You will be provided with information regarding COBRA under separate cover. Your eligibility to participate in the Company’s other employee benefit plans and programs ceases on the Date of Termination in accordance with the terms and conditions of each of those benefit plans and programs.

2.
Transition Period. During the Transition Period, you will no longer serve as the Company’s Chief Financial l Officer, but rather will serve as a Senior Advisor to the Company. Effective on June 2, 2022, you will be deemed to have resigned as an officer of the Company, as well as from any other officer or director positions that you hold with any of the Company’s subsidiaries or any affiliate of the Company. You agree to execute any documents requested by the Company or any controlled entities necessary to effectuate such resignations, including but not limited to executing a substitute power of attorney for any relevant Section 16 filings. The Company may require you to assist with projects or tasks that you are able to perform remotely (the “Transitional Services”) but you will not be required to travel or work in the office unless otherwise requested by the Company’s Chief Executive Officer. During the Transition Period, you shall not enter into any agreement on behalf of the Company or otherwise obligate the Company to any financial commitment without the express written authority of the Company’s Chief Executive Officer.
3.
Compensation; Vesting During the Transition Period. You will continue to receive your current base salary, subject to applicable payments and deductions, be eligible for employee benefits, and continue your service relationship for purposes of vesting in your outstanding stock options, restricted stock units and other equity incentive awards through the Date of Termination. Consistent with the applicable stock option agreement or award agreement and the applicable equity incentive plan(s) as may be amended from time to time (collectively, the “Equity Documents”), you will cease vesting on the Date of Termination, subject to Section 4(c) below. You shall be eligible for bonus compensation for the first seven months of 2022. Such bonus shall be made at the discretion of the Board of Directors, based on the accomplishment of the Corporate Goals and assessment of the appropriate amount based on your contribution during the first seven months of 2022. Any such bonus shall be within the range for bonuses granted to similarly situated executives. You will not be eligible for any compensation or benefits after the Date of Termination except as set forth in this Agreement. You acknowledge and agree that you will not accrue any additional paid time off after June 2, 2022. It is not expected that you will incur business expenses during the Transition Period and you must receive prior authorization

This communication and the information it contains are intended for the person(s) or organization(s) named above and for no other person or organization and may be confidential and protected by law. Unauthorized use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Pharma, Inc.

Amarin Pharma, Inc.

440 Route 22, Suite 300

Bridgewater, NJ 08807

(908)719-1315

before incurring business-related costs. Any agreed upon expenses will be reimbursed in the same manner as they are now.
4.
Severance Benefits. If (i) you enter into, do not revoke and comply with this Agreement, (ii) your employment is not terminated by the Company for Cause prior to August 1, 2022, and (iii) you cooperate with the Company and provide any requested Transitional Services during the Transition Period (together, the “Conditions”), then:

(a) the Company shall continue to pay you your current base salary for the 12 month period following the Date of Termination (the “Salary Continuation Period”); and

(b) if you elect and remain eligible for COBRA continuation coverage, the Company shall continue your group health plan benefits to the extent authorized by and consistent with COBRA, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and you as in effect on the Date of Termination until the earlier of: (i) the end of the Salary Continuation Period, and (ii) the date that you become eligible for health benefits through another employer or otherwise become ineligible for COBRA; and

(c) the portion of your outstanding stock options, restricted stock units or other equity incentive awards (in each case, only to the extent subject to time-based vesting) that would have vested in the six (6) months following the Date of Termination will immediately accelerate and become fully exercisable or nonforfeitable as of the later of the Date of Termination and the effective date of this Agreement. The forfeiture of any unvested equity that is subject to acceleration will be delayed to the extent necessary to effectuate this provision and will not occur if the acceleration pursuant to this provision occurs.

The amounts payable under this Section 4 shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over the Salary Continuation Period commencing on the Company’s first practicable payroll date following the Date of Termination; provided that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination.

(d) the Company will pay you a 2022 pro-rated performance bonus for the period January through July 2022 under the same terms and conditions as other AXT members. Meaning, 75% of this bonus will be paid based on the company’s 2022 goal achievement which may be less than 100% of target; and 25% of this bonus will be paid at 100% of individual achievement. This bonus is expected to be paid on or about March 2023.

For the avoidance of doubt, in the event that the Company terminates your employment for Cause prior to August 1, 2022 or you do not satisfy the Conditions, the Company will provide you with the Accrued Obligations, you will cease vesting as of the Date of Termination and you will have no right to any further compensation from the Company.

This communication and the information it contains are intended for the person(s) or organization(s) named above and for no other person or organization and may be confidential and protected by law. Unauthorized use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Pharma, Inc.

Amarin Pharma, Inc.

440 Route 22, Suite 300

Bridgewater, NJ 08807

(908)719-1315

5.
Release of All Claims. You, on your own behalf and on behalf of your heirs, executors, administrators, attorneys and assigns, hereby unconditionally and irrevocably release, waive and forever discharge the Company and each of its affiliates, parents, successors, predecessors, and the subsidiaries, directors, owners, members, shareholders, officers, agents, and employees of the Company and its affiliates, parents, successors, predecessors, and subsidiaries (collectively, all of the foregoing are referred to as the “Releasees”), from any and all causes of action, claims and damages, including attorneys’ fees, whether known or unknown, foreseen or unforeseen, presently asserted or otherwise arising through the date of your execution of this Agreement. This release includes, but is not limited to, any claim or entitlement to salary, bonuses, any other payments, benefits or damages arising under any federal law (including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, Executive Order 11246, the Family and Medical Leave Act (“FMLA”), and the Worker Adjustment and Retraining Notification Act, each as amended and any other federal, state, local or foreign law relating to notice of employment termination or to severance pay); any claim arising under any state or local laws, ordinances or regulations (including, but not limited to, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act and any state or local laws, ordinances or regulations requiring that advance notice be given of certain workforce reductions); and any claim arising under any common law principle or public policy, including, but not limited to, all suits in tort or contract, such as wrongful termination, defamation, emotional distress, invasion of privacy or loss of consortium; provided, however, that this release shall not apply to (a) claims to enforce your rights under this Agreement; (b) claims for vested benefits pursuant to ERISA; (c) claims with respect to your vested equity rights as of the Date of Termination; (d) claims to enforce the Company’s obligation to indemnify you to the extent such indemnification obligations exist; and (e) claims or administrative charges which legally may not be waived.

You are waiving, however, any right to monetary recovery or individual relief should any federal, state or local agency (including the Equal Employment Opportunity Commission) pursue any claim on your behalf arising out of or related to your employment with and/or separation from employment with the Company; provided that nothing in this Agreement limits any right you may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. You represent that you have not assigned any claim to any third party.

6.
Return of Company Property. On or prior to the Date of Termination, or earlier if requested by the Company, you agree to return to the Company all hard copy and electronic documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information (including email), tangible property (laptop computer, iPad, cell phone, PDA, etc.), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). After returning all such Company property to the Company, you must delete and finally purge any duplicates of files or documents that may contain Company information from any non-Company computer or other device that remains your property after the Date of Termination. If you discover after the Date of

This communication and the information it contains are intended for the person(s) or organization(s) named above and for no other person or organization and may be confidential and protected by law. Unauthorized use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Pharma, Inc.

Amarin Pharma, Inc.

440 Route 22, Suite 300

Bridgewater, NJ 08807

(908)719-1315

Termination that you have retained any Company proprietary or confidential information, you agree, immediately upon discovery, to contact the Company and make arrangements for returning the information. Failure to comply with this section of the Agreement will constitute a material breach, particularly due to your access to highly sensitive and confidential Company information. Notwithstanding the above requirements regarding the return of property, you shall be permitted to receive one laptop computer and one iPad, however, these devices may not be the identical devices that you utilized during your employment.
7.
Restrictive Covenants and Continuing Obligations.

(a) Restrictive Covenants Agreement. You acknowledge your continuing obligations under your Nondisclosure, Developments and Noncompetition Agreement dated December 30, 2015 (the “Restrictive Covenants Agreement”), which, among other things prohibits disclosure of any confidential or proprietary information of the Company. A copy of the Restrictive Covenants Agreement is attached hereto as Exhibit A and the terms are incorporated by reference as material terms of this Agreement (Exhibit A along with Sections 6, 7 and 8 of this Agreement shall be referred to herein as the “Continuing Obligations”).

(b) Cooperation. You agree to cooperate with the Company (including its outside counsel) in connection with (i) the contemplation, prosecution and defense of all phases of existing, past and future litigation about which the Company reasonably believes you may have knowledge or information; (ii) internal or external investigations related to matters that occurred during your employment and about which the Company determines that you have relevant information (inclusive of the ongoing FTC matter and any issues related to said matter) and (iii) transitioning your duties (collectively “Cooperation Services”). You further agree to make yourself available to provide Cooperation Services at mutually convenient times. The Company shall not utilize this section to require you to make yourself available to an extent that would unreasonably interfere with full-time employment or other business or personal responsibilities that you may have. For the sake of clarity, the Company shall pay you a reasonable rate of hourly compensation for any Cooperation Services provided by you on or after August 1, 2023 (no hourly compensation prior to that date) and shall reimburse you for any reasonable travel expenses that you incur at any point in time due to your performance of Cooperation Services (in compliance with all applicable policies relating to travel and expenses), after receipt of appropriate documentation consistent also with the Company’s business expense reimbursement policy. To the extent applicable, your rights to indemnification as of the Date of Termination, shall extend to Cooperation Services or consulting under the terms of this Agreement.

(c) No Disparagement. You agree not to make, publish or communicate to any person or entity or in any public forum any disparaging or defamatory statements (whether written, oral, through social or electronic media or otherwise) concerning any of the Releasees, any of their respective products or services or any of their respective current or former officers, directors, shareholders, employees or agents. For the avoidance of doubt, nothing in this Agreement prohibits truthful testimony in a legal proceeding or prohibits you from communicating with a government agency.

This communication and the information it contains are intended for the person(s) or organization(s) named above and for no other person or organization and may be confidential and protected by law. Unauthorized use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Pharma, Inc.

Amarin Pharma, Inc.

440 Route 22, Suite 300

Bridgewater, NJ 08807

(908)719-1315

8.
Communications Regarding Your Departure. You agree to limit any communications regarding your transition and departure to statements not inconsistent with the formal written internal announcement about your transition and departure as well as the Form 8-K.
9.
Tax Treatment; Section 409A

(a) The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith determines that it is required to make such deductions, withholdings and tax reports. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate you for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

(b) The parties intend that payments under this Agreement will be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that any provision of this Agreement is ambiguous as to its exemption from or compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder are exempt from or comply with Section 409A of the Code. The Company makes no representation or warranty and shall have no liability to you or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A 2(b)(2).

10.
Acknowledgements and Representations. You acknowledge and represent that you have not suffered any discrimination or harassment by any of the Releasees on account of your race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, medical condition or any other characteristic protected by law. You acknowledge and represent that you have not been denied any leave, benefits or rights to which you may have been entitled under the FMLA or any other federal or state law, and that you have not suffered any job-related wrongs or injuries for which you might still be entitled to compensation or relief. You represent that you are not aware of any compliance or policy violation relating to the Company that has not been reported in writing to a compliance officer of the Company. You further acknowledge and represent that, except as expressly provided in this Agreement, you have been paid all wages, bonuses, compensation, benefits and other amounts that any of the Releasees has ever owed to you, and you understand that you will not receive any additional compensation, severance, or benefits after the Date of Termination, except as set forth in this Agreement.
11.
Time for Consideration; Effective Date. You acknowledge that you have knowingly and voluntarily entered into this Agreement and that the Company advises you to consult with an attorney before signing this Agreement. You acknowledge that you have been given the opportunity, if you so desire, to consider this Agreement for twenty-one (21) days before executing it (the “Consideration Period”). To accept this Agreement, you must return a signed, unmodified original or PDF copy of this Agreement so that it is received by the undersigned at or

This communication and the information it contains are intended for the person(s) or organization(s) named above and for no other person or organization and may be confidential and protected by law. Unauthorized use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Pharma, Inc.

Amarin Pharma, Inc.

440 Route 22, Suite 300

Bridgewater, NJ 08807

(908)719-1315

before the expiration of the Consideration Period. If you breach any of the terms of this Agreement during the Consideration Period, the offer of this Agreement is withdrawn and your execution of the Agreement will not be valid. If you sign this Agreement before the end of the Consideration Period, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire Consideration Period. For the period of seven (7) days from the date when you sign this Agreement, you have the right to revoke this Agreement by written notice to the undersigned, provided that such notice is delivered so that it is received at or before the expiration of the seven (7) day revocation period. This Agreement shall not become effective or enforceable during the revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period (the “Effective Date”).
12.
Other Provisions

(a) Absence of Reliance. In signing this Agreement, you are not relying upon any promises or representations made by anyone at or on behalf of the Company.

(b) No Admission of Liability. This Agreement does not constitute an admission of liability or wrongdoing on the part of the Company, the Company does not admit there has been any wrongdoing whatsoever against you, and the Company expressly denies that any wrongdoing has occurred.

(c) Entire Agreement. This Agreement, together with the Restrictive Covenants Agreement, constitutes the entire agreement between you and the Company and supersedes any previous agreements or understandings between you and the Company, including, without limitation, any offer letter or employment agreement; except any provisions of the Employment Agreement which survive termination by their own terms, the Deed of Indemnity or other indemnification rights in place as of the Date of Termination (which shall provide indemnification to the fullest extent permitted by applicable law) , and any such applicable Equity Documents shall remain in full force and effect, subject to the terms of this Agreement. Notwithstanding any other term or condition in this Agreement, the Restrictive Covenants Agreement or any other agreement between the parties, you shall not be restricted from working for or with any other company in the pharmaceutical industry, excluding Hikma, DRL, Teva, or Apotex ; however, to the extent you receive an offer from one of these entities that does not impact the direct non-competition provision, you will seek our consent which shall not be unreasonably withheld. For the sake of clarity, your restrictions with regard to solicitation shall remain in full force and effect and you are reminded of your non-disclosure and confidentially obligations regardless of where you obtain future employment

(d) Severability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion

This communication and the information it contains are intended for the person(s) or organization(s) named above and for no other person or organization and may be confidential and protected by law. Unauthorized use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Pharma, Inc.

Amarin Pharma, Inc.

440 Route 22, Suite 300

Bridgewater, NJ 08807

(908)719-1315

and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(e) Relief. You agree that it would be difficult to measure any harm caused to the Company that might result from any breach by you of any of the Continuing Obligations. You further agree that money damages would be an inadequate remedy for any breach of the Continuing Obligations. Accordingly, you agree that if you breach, or propose to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies it may have, to an injunction or other appropriate equitable relief to restrain any such breach, without showing or proving any actual damage to the Company and without the necessity of posting a bond, and to its costs of enforcement of the Continuing Obligations, including its reasonable attorney’s fees and expenses.

(f) Governing Law; Interpretation. This Agreement shall be governed by the laws of the State of New Jersey, excluding the choice of law rules thereof. In the event of any dispute, this Agreement is intended by the parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either you or the Company or the “drafter” of all or any portion of this Agreement.

(g) Jurisdiction. You and the Company hereby agree that the state and federal courts in the State of New Jersey shall have the exclusive jurisdiction to consider any matters related to this Agreement, including without limitation any claim of a violation of this Agreement. With respect to any such court action, you submit to the jurisdiction of such courts and you acknowledge that venue in such courts is proper.

(h) Waiver; Amendment. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may not be modified or amended except in a writing signed by both you and the Chief Executive Officer.

(i) Counterparts. This Agreement may be executed in separate counterparts. When both counterparts are signed, they shall be treated together as one and the same document. Electronic and pdf signatures shall be deemed to have the same legal effect as originals.

[Signature page follows.]

This communication and the information it contains are intended for the person(s) or organization(s) named above and for no other person or organization and may be confidential and protected by law. Unauthorized use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Pharma, Inc.

Amarin Pharma, Inc.

440 Route 22, Suite 300

Bridgewater, NJ 08807

(908)719-1315

Please indicate your agreement to the terms of this Agreement by signing and returning the original or a PDF copy of this letter within the time period set forth above.

I wish you good luck in your future endeavors.

Sincerely,

Amarin Pharma, Inc.

By: /s/Jason M. Marks

Jason M. Marks

EVP, Chief Legal & Compliance Officer and Corporate Secretary

Attachments: Exhibit A – Restrictive Covenants Agreement

This communication and the information it contains are intended for the person(s) or organization(s) named above and for no other person or organization and may be confidential and protected by law. Unauthorized use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Pharma, Inc.

Amarin Pharma, Inc.

440 Route 22, Suite 300

Bridgewater, NJ 08807

(908)719-1315

This is a legal document. Your signature will commit you to its terms. By signing below, you acknowledge that you have carefully read and fully understand all of the provisions of this Agreement and that you are knowingly and voluntarily entering into this Agreement.

/s/Michael Kalb

Michael W. Kalb

By: /s/Jason M. Marks

Jason M. Marks

EVP, Chief Legal & Compliance Officer and Corporate Secretary

Attachments: Exhibit A – Non-Disclosure Agreement

I HAVE READ THIS AGREEMENT. I UNDERSTAND THAT I AM GIVING UP IMPORTANT RIGHTS PER SECTION 3, ABOVE. I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY OF MY OWN CHOOSING DURING THE CONSIDERATION PERIOD, AND THAT THE COMPANY HAS ADVISED ME TO UNDERTAKE SUCH CONSULTATION BEFORE SIGNING THIS AGREEMENT. I SIGN THIS AGREEMENT FREELY AND VOLUNTARILY, WITHOUT DURESS OR COERCION INTENDING TO WAIVE, SETTLE, AND RELEASE ALL CLAIMS I HAVE OR MIGHT HAVE AGAINST RELEASEES. I AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

Agreed:

/s/Michael W. Kalb

Michael W. Kalb

Date:

This communication and the information it contains are intended for the person(s) or organization(s) named above and for no other person or organization and may be confidential and protected by law. Unauthorized use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Pharma, Inc.